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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement of our report, dated January 28, 2000, on the consolidated financial statements of F&M National Corporation as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999. We also consent to the reference made to us under the caption "Experts" in the Proxy Statement/Prospectus constituting a part of this Registration Statement.



                                        YOUNT, HYDE & BARBOUR, P.C.


Winchester, Virginia
October 27, 2000